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                                                                    EXHIBIT 23.2


                             CONSENT OF KPMG LLP


The Board of Directors
Key Energy Services, Inc.:

       We consent to the use of our report on the consolidated financial statements of Key Energy Services, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                        KPMG LLP

Midland, Texas
June 2, 1999